                                                                   EXHIBIT 10.18


                        THIRD AMENDMENT TO LOAN AGREEMENT

         This Third Amendment to Loan Agreement, dated as of November 30, 2000 (this "Agreement"), is by and among aaiPHARMA INC., formerly known as Applied Analytical Industries, Inc., a Delaware corporation having its principal place of business in Wilmington, North Carolina (the "U.S. Borrower"), AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND GmbH & CO., KG, a German corporation (the "German Borrower" and, together with the U.S. Borrower, the "Borrowers"), each of the subsidiaries of the U.S. Borrower identified on the signature pages hereof (the "Guarantors"), and BANK OF AMERICA, N.A., a national banking association (the "Bank").

RECITALS:

         A. Pursuant to that certain Amended and Restated Loan Agreement dated as of November 30, 1999, as amended by a First Amendment to Loan Agreement dated May 31, 2000 and a Second Amendment to Loan Agreement dated August 31, 2000 (the "Existing Loan Agreement"), the Bank has extended a revolving credit facility to the U.S. Borrower in the amount of up to $25,000,000, has made a term loan to the German Borrower in the principal amount of DM 12,000,000 and has extended a revolving credit facility to the German Borrower in the principal amount of up to DM 5,000,000.

         B. The Borrowers have requested that the Bank amend the Existing Loan Agreement to, among other things, (i) provide an additional term loan to the U.S. Borrower, (ii) terminate the German Borrower's DM 12,000,000 term loan and
(iii) extend the Maturity Date.

         C. The Bank is willing to make such an additional term loan facility available to the U.S. Borrower, to terminate the German Borrower's DM 12,000,000 term loan, to extend the Maturity Date and to make other amendments based upon and subject to the terms and conditions specified in this Agreement.

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. Terms defined in the recitals of this Agreement shall have the meanings ascribed to them therein. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Agreement have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Amended Loan Agreement" means the Existing Loan Agreement as amended hereby.

                  "Effective Date" shall have the meaning ascribed to such term in Subpart 3.1.

         SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement have the meanings provided in the Amended Loan Agreement.

                                     PART II
                      AMENDMENTS TO EXISTING LOAN AGREEMENT

         Subject to satisfaction of the conditions specified in Part III of this Agreement, the Existing Loan Agreement is hereby amended in accordance with this
Part II. Except as so amended, the Existing Loan Agreement, the Notes and the other Loan Documents shall continue in full force and effect.

         SUBPART 2.1. New Definitions. Section 1.1 of the Existing Loan Agreement is amended by adding the following definitions to read as follows:

         "Target Funded Debt Level" means, for any period, the product of (A) EBITDA for such period times (B) 2.25.


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         "Term Loan" means the Loan made pursuant to Section 2.07(a) hereof.

         "Term Note" means the promissory note of the U.S. Borrower executed and delivered as provided in Section 2.07(b) hereof.

         SUBPART 2.2. Amended Definitions. The definitions for "Business Day", "Deutsche Mark Revolving Loan Maturity Date", "EBITDA", "German Borrower Obligations", "Loans", "Maturity Date", "Notes", "Obligations" and "U.S. Borrower" in Section 1.1 of the Existing Loan Agreement are hereby amended and restated in their entirety as follows:

         "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Bank is open for business in Wilmington, North Carolina; provided, however, that with respect to the Deutsche Mark Revolving Loan such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits and in Deutsche Marks in the London interbank market;

         "Deutsche Mark Revolving Loan Maturity Date" means June 30, 2001;

         "EBITDA" means, for any period of computation, earnings of the U.S. Borrower and its consolidated Subsidiaries before interest expense, provision for income taxes, depreciation and amortization, other non-cash changes, lease expenses under the tax retention operating lease (or similar agreement) entered into with the Bank or any of its affiliates and payment of the Utilization Fee.

         "German Borrower Obligations" means all obligations of the German Borrower (in its capacity as such) hereunder, under the Deutsche Mark Revolving Note or otherwise in connection with the Deutsche Mark Revolving Loan;

         "Loans" means, collectively, the Revolving Loans, the Term Loan and the Deutsche Mark Revolving Loans;

         "Maturity Date" means June 30, 2001;

         "Notes" means, collectively, the Revolving Note, the Term Note and the Deutsche Mark Revolving Note;

         "Obligations" means a collective reference to (a) all obligations of the U.S. Borrower to the Bank in connection with the Revolving Loans and the Term Loan and (b) all German Borrower Obligations;

         "U.S. Borrower" means aaiPharma Inc., formerly known as Applied Analytical Industries, Inc., a corporation organized and existing under the laws of the state of Delaware and having its principal place of business in Wilmington, North Carolina.

         SUBPART 2.3. Commitment and Utilization Fees. Section 2.04 of the Existing Credit Agreement is amended in its entirety to read as follows:

         (a) The U.S. Borrower agrees to pay the Bank a commitment fee in an amount equal to 0.375% per annum of the average daily unused portion of the Revolving Loan Committed Amount, such fee to be paid quarterly in arrears on the last day of each such quarter, commencing December 31, 2000. In addition, the German Borrower agrees to pay the Bank a commitment fee in an amount equal to 0.375% per annum of the average daily unused portion of the Deutsche Mark Revolving Loan Committed Amount, such fee to be paid quarterly in arrears on the last day of each such quarter, commencing December 31, 2000.

         (b) The U.S. Borrower agrees to pay the bank a utilization fee (the "Utilization Fee") in an amount equal to (i) for the four fiscal quarter period ending December 31, 2000, 0.75% of the portion of Funded Debt as of December 31, 2000 that is greater than the Target Funded Debt Level for such period and (ii) for the four fiscal quarter period ending March 31, 2001, 1.50% of the portion of Funded Debt as of March 31, 2001 that is greater that the Target Funded Debt Level for such period. The utilization fee for the period ending December 31, 2000 shall be deemed earned as of January 15, 2001 and due and payable on February 28, 2001. The utilization fee for the period ending March 31, 2001 shall be deemed earned as of April 15, 2001 and due and payable on May 31, 2001.


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         SUBPART 2.4. Deutsche Mark Loan. Section 2.05 of the Existing Credit
Agreement is amended in its entirety to read as follows:

         Intentionally Omitted.

         SUBPART 2.5. Deutsche Mark Revolving Loan. Section 2.06 of the Existing Credit Agreement is amended in its entirety to read as follows:

                          2.06 DEUTSCHE MARK REVOLVING LOAN.

                  (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make Deutsche Mark Revolving Loans to the German Borrower in Deutsche Marks, at any time and from time to time until the Deutsche Mark Revolving Loan Maturity Date, in an aggregate principal amount at any time outstanding not to exceed DM 5,000,000 (the "Deutsche Mark Revolving Loan Committed Amount"). The German Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Deutsche Mark Revolving Loan Maturity Date, subject to the terms, provisions and limitations set forth herein. The outstanding principal balance of the Deutsche Mark Revolving Loan, together with all accrued but unpaid interest, fees and other charges, shall be due and payable in full on the Deutsche Mark Revolving Loan Maturity Date. The proceeds of the Deutsche Mark Revolving Loan will be used by the German Borrower to finance working capital needs from the acquisition of additional contracts.

                  (b) The Deutsche Mark Revolving Loans shall be made, shall be repaid and shall bear interest in accordance with the terms of a Promissory Note dated as of August 31, 2000 and executed by the German Borrower in favor of the Bank in substantially the form of Exhibit 2.06 (the "Deutsche Mark Revolving Note"), the terms of which are incorporated herein by reference.

                  (c) (i) If, as a result of the implementation of the European economic and monetary union ("EMU"), (i) any currency available for borrowing under this Loan Agreement (a "national currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (ii) any national currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such national currency shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU legislation provides that an amount denominated either in the Euro or in the applicable national currency can be paid either in Euros or in the applicable national currency, each party to this Loan Agreement shall be entitled to pay or repay such amount in Euros or in the applicable national currency. Prior to the occurrence of the event or events described in clause
                  (i) or (ii) of the preceding sentence, each amount payable hereunder in any such national currency will, except as otherwise provided herein, continue to be payable only in that national currency.

                           (ii) The Borrowers shall from time to time, at the
                  request of the Bank, pay to the Bank for the account of the Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, the Bank or any holding company of the Bank as a result of the introduction of, changeover to or operation of the Euro in any applicable state.

                           (iii) In addition, this Loan Agreement and the
                  Deutsche Mark Revolving Note (including, without limitation, the definition of Adjusted LIBOR Rate) will be amended to the extent determined by the Bank (acting reasonably and in consultation with the Borrowers) to be necessary to reflect such implementation of the EMU and change in currency and to put the Bank and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section, no such implementation or change in currency nor any economic consequences resulting therefrom shall (a) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Loan Agreement or (b) discharge, excuse or


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

                  otherwise affect the performance of any obligations of the German Borrower under this Loan Agreement, the Deutsche Mark Revolving Note or other Loan Documents.

         SUBPART 2.6. Term Loan. A new Section 2.07 is added to the Existing Loan Agreement to read as follows:

                                    2.07 TERM LOAN.

                  (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make, in any number of advances and on any Business Day from November 30, 2000 until December 15, 2000, inclusive, a term loan to the U.S. Borrower in U.S. Dollars in an aggregate principal amount equal to $5,250,000 (the "Term Loan"). Amounts repaid on the Term Loan may not be reborrowed. The proceeds of the Term Loan will be used by the U.S. Borrower to refinance the Deutsche Mark Loan by paying down Revolving Loans (which had been funded to pay off in full the Deutsche Mark Loan).

                  (b) The Term Loan shall be made, shall be repaid and shall bear interest in accordance with the terms of a Promissory Note dated as of November 30, 2000 and executed by the U.S. Borrower in favor of the Bank in substantially the form of Exhibit 2.07 (the "Term Note"), the terms of which are incorporated herein by reference.

         SUBPART 2.7. Increased Costs. Section 3.04 of the Existing Loan Agreement is hereby amended by replacing the term "Deutsche Mark Loan" with the term "Deutsche Mark Revolving Loan" in the first sentence thereof.

         SUBPART 2.8. Additional Conditions to the Deutsche Mark Loan. Section
4.03 of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

         Intentionally omitted.

         SUBPART 2.9. Additional Conditions to Deutsche Mark Revolving Loans.
Section 4.04 of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

              4.04 ADDITIONAL CONDITIONS TO THE DEUTSCHE MARK REVOLVING LOANS.

         On or prior to the funding date of any installment of the Deutsche Mark Revolving Loan, the Bank shall have received (a) the executed Deutsche Mark Revolving Loan Note; (b) such security documents and evidence of collateral filings as the Bank may request with respect to the assets of the German Borrower and the other Foreign Subsidiaries, all such documents and filings to be in form and substance satisfactory to the Bank and its counsel and (c) such corporate authority documents, officer's certificates, insurance certificates, legal opinions and similar documents as the Bank reasonably requests in connection with the Deutsche Mark Revolving Loan, the German Borrower and the Foreign Subsidiaries, all such documents to be in form and substance satisfactory to the Bank and its counsel.


         SUBPART 2.10. Additional Conditions to Term Loan. A new Section 4.05 is added to the Existing Loan Agreement to read as follows:

                       4.05 ADDITIONAL CONDITIONS TO THE TERM LOAN.

         On or prior to the funding date of the Term Loan, the Bank shall have received (a) the executed Term Loan Note, (b) evidence satisfactory to the Bank that the German Borrower's indebtedness to the Bank under the Deutsche Mark Loan has been paid in full, (c) such amendments to security documents and evidence of amendments to collateral filings as the Bank may request with respect to the assets of the U.S. Borrower and the other Subsidiaries, all such amendment documents and filings to be in form and substance satisfactory to the Bank and its counsel and (d) such corporate authority documents, officer's certificates, insurance certificates, legal opinions and similar documents as the Bank reasonably requests in connection with the Term Loan, the U.S. Borrower and the Subsidiaries, all such documents to be in form and substance satisfactory to the Bank and its counsel.

         SUBPART 2.11. Financial Covenants. Section 6.01(p) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:


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                  (p) satisfy or cause to be satisfied the following financial tests:

                           (i) the U.S. Borrower will maintain as of the end of
                  each fiscal quarter (commencing with the fiscal quarter ending September 30, 2000) Tangible Net Worth of not less than an amount (the "Net Worth Floor") initially equal to $50,750,000, provided that the Net Worth Floor shall increase on the last day of each fiscal quarter to occur after September 30, 2000 by the sum of (i) 50% of the net income of the U.S. Borrower and its Subsidiaries for the fiscal quarter then ending (computed on a consolidated basis and in accordance with Generally Accepted Accounting Principles and included only to the extent such net income is positive) and (ii) 100% of the proceeds (net of any associated fees) of any equity issuance by the U.S. Borrower or its Subsidiaries during the fiscal quarter then ending (computed in accordance with Generally Accepted Accounting Principles), such increases to be cumulative;

                           (ii) the U.S. Borrower shall maintain a Cash Flow
                  Coverage Ratio computed as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2000) of not less than 1.25 to 1.00;

                           (iii) the U.S. Borrower shall maintain a ratio of
                  Funded Debt to EBITDA computed as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2000) of (A) with respect to the fiscal quarter ending December 31, 2000, not greater than 3.25 to 1.00, and
                  (B) with respect to each fiscal quarter thereafter, not greater than 3.15 to 1.00.; and

                           (iv) the U.S. Borrower shall maintain at all times
                  Eligible Receivables such that, on each day, the product of
                  (A) Eligible Receivables times (B) 80% is no less than $13,000,000.

                  SUBPART 2.12. Events of Default. Section 8.01(a) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

         (a) Nonpayment when and as due of any principal, interest or other payment hereunder, under the Revolving Note, under the Term Note or under the Deutsche Mark Revolving Note and the continuation of such nonpayment for a period of five (5) days.

         SUBPART 2.13. Notices. Section 9.01(a) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

         (a)      If to the Borrower:

                  aaiPharma Inc.
                  2320 Scientific Park Drive
                  Wilmington, North Carolina 28405

                  Attention:        William L. Ginna, Jr.

                  Phone:            (910) 254-7013
                  Telecopy:         (910) 815-2387

         SUBPART 2.14. Exhibits. A new Exhibit 2.07 is hereby created in the form attached to this Agreement and marked Exhibit 2.07.


                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1 Effective Date. This Agreement shall be and become effective as of the date hereof (the "Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.


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                  3.1.1. Execution of Agreement. The Bank shall have received an original duly executed counterpart of this Agreement from the Borrowers and the Guarantors.

                  3.1.2. Closing Certificate. The Bank shall have received a certificate from the U.S. Borrower, in form and substance satisfactory to the Bank, certifying inter alia that (i) no Default or Event of Default exists as of the Effective Date, and (ii) the representations and warranties of the Credit Parties made in or pursuant to the Existing Loan Agreement and the other Loan Documents are true in all material respects on and as of the Effective Date.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1 Cross-References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 4.2 Instrument Pursuant to Existing Loan Agreement. This Agreement is a document executed pursuant to the Existing Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Loan Agreement.

         SUBPART 4.3 Loan Documents. Each Credit Party hereby confirms and agrees that the Loan Documents are, and shall continue to be, in full force and effect, except as amended hereby, and except that, on and after the Effective Date references in each Loan Document to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Existing Loan Agreement shall mean the Amended Loan Agreement.

         SUBPART 4.4. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) it has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Bank's execution and delivery of this Agreement, (iv) the representations and warranties contained in the Loan Documents are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), (v) no event of default under any other agreement, document or instrument to which such Credit Party is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of this Agreement, no Event of Default exists.

         SUBPART 4.5. Costs and Expenses. The U.S. Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Bank) incurred by the Bank in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Bank hereunder (including without limitation any such fees and expenses subsequently incurred by the Bank in any subsequent bankruptcy or insolvency proceeding involving a Credit Party).

         SUBPART 4.6. Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.7. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

         SUBPART 4.8 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 4.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


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

U.S. BORROWER:            aaiPHARMA INC., formerly known as
                               APPLIED ANALYTICAL INDUSTRIES, INC.,
                               a Delaware corporation

                               By _____________________________________________
                               Name   William L. Ginna, Jr.
                               Title  Executive Vice President and
                                      Chief Financial Officer

GERMAN BORROWER:         AAI APPLIED ANALYTICAL INDUSTRIES
                               DEUTSCHLAND GmbH & CO., KG,
                               a German corporation

                               By _____________________________________________
                               Name   Frederick D. Sancilio
                               Title  Managing Director

THE GUARANTORS:          APPLIED ANALYTICAL INDUSTRIES LEARNING CENTER, INC.
                              AAI TECHNOLOGIES, INC.
                              AAI PROPERTIES, INC.
                              KANSAS CITY ANALYTICAL SERVICES, INC.
                              MEDICAL & TECHNICAL RESEARCH ASSOCIATES, INC.
                              AAI JAPAN, INC.
                              APPLIED ANALYTICAL INDUSTRIES ITALY, S.r.l.
                              AAI UK LTD.
                              AAI VERMOGENSVER-WALTUNGSGESELLSCHAFT mgH
                              AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND VERWALTUNGS-GESELLSCHAFT mbH
                              APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND GmbH AAI BENELUX B.V.
                              AAI APPLIED ANALYTICAL INDUSTRIES FRANCE S.A.R.L. NEOSAN ARZNEIMITTEL-VERTRIEBSGESELLSCHAFT mbH
                              I.P.A.- INTERNATIONALE PHARMA AGENTUR GmbH
                              INPHARMCO GESELLSCHAFT zur VERMARKTUNG VON
                                ARZNEIMITTELN mbH
                              LAB (GREAT BRITAIN) LIMITED
                              PROSCIENTIA HOLDING AG
                              TECHNOPHARM S.A.

                              By ______________________________________________
                              Name   Frederick D. Sancilio
                              Title  Chairman of the Board of Directors/
                                     Managing Director

BANK:                   BANK OF AMERICA, N.A.

                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________


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